SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                             Registration Statement
                        Under the Securities Act of 1933



                             CALYPSO WIRELESS, INC.
             (Exact name of Registrant as specified in its charter)

            Delaware                                    13-5671924
(State or other jurisdiction of             (I.R.S. Employer of incorporation
   incorporation organization)                  or Identification Number)

                                  6805 Ave. B
                              Santa Fe, Texas 77510
                                 (281) 948-7618
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 Carlos Mendoza
                              5979 N.W. 151 Street
                           Miami Lakes, Florida 33014
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                Compensation Plan
                                -----------------
                            (Full Title of the Plans)

                                   copies to:
                                  John LaGrappe
                            6633 Hillcroft, Suite 255
                              Houston, Texas 77081
                              Phone (713) 520-1890
                               Fax (713) 520-1706

                                   CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO  AMOUNT BEING         PROPOSED MAXIMUM             PROPOSED MAXIMUM         AMOUNT OF
BE REGISTERED           REGISTERED(1)  OFFERING PRICE PER SHARE(2)  AGGREGATE OFFERING PRICE(2)  REGISTRATION
                                                                                                      FEE
-------------------------------------------------------------------------------------------------------------
Common Stock, par             100,000  $                      .008  $                       800  $        .04
value $0.001 per share

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h), on the basis of the high and low prices of the Common Stock as reported on the Pink Sheets Stock Quotes on October 7, 2002.

                                     PART I

Information Required in the Section 10 (a) Prospectus

ITEM 1. PLAN  INFORMATION.

This Registration Statement on Form S-8 provides for the issuance of a total of one hundred thousand shares of common stock, par value $.001 per share of Calypso Wireless, Inc. (the "Company"). One hundred thousand shares (100,000) are being issued to Winfred Fields for accounting and administrative - consulting services to be rendered to the Company. The new consulting agreement between the Company and Winfred Fields is attached as Exhibits 10.13 hereto.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The Company has provided a written statement to the above consultants advising them of the availability, without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II of the Registration Statement, and stating that these documents are incorporated by reference in the
Section  10(a)  prospectus.

                                     PART II

Information Required in the Registration Statement

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by Calypso Wireless, Inc. with the Securities and Exchange Commission are incorporated in this Form S-8 by reference:

1.   The Company's annual report for the fiscal year end December 31, 2001;

2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the document referred to in (1) above; and

3. The description of the Company common stock which is contained in the registration statement or amendment to any registration statement filed under
Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating the description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement that indicate that all shares of common stock offered have been sold or that deregister all of the shares then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part of it from the date of filing of the documents.

ITEM 4. DESCRIPTION OF SECURITIES

Not  Applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

Not  Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's charter and bylaws provide for indemnification of its directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be applicable to directors and executive officers of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. The foregoing discussion of our Bylaws is not intended to be exhaustive and is qualified in its entirety by the Bylaws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not  Applicable.

ITEM 8. EXHIBITS

The following exhibits are filed as part of this Registration Statement:

EXHIBIT NO. IDENTIFICATION OF EXHIBIT
-------------------------------------

EXHIBIT   DESCRIPTION

5.1       Opinion regarding legality

10.13     Consulting Agreement dated October 7, 2002

23.1      Consent of Counsel (included in Exhibit 5.1)

23.2      Consent of R. E. Bassie & Co., independent public accountants

ITEM 9. UNDERTAKINGS

(a)  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 10th day of October, 2002.

CALYPSO  WIRELESS,  INC.

By:/s/ Carlos Mendoza, President and Chief Executive Officer
   ------------------
Carlos Mendoza, President and Chief Executive Officer



Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person in the capacity and on the dates indicated:

Signature               Title                                   Date
---------               -----                                   ----
/s/  Carlos Mendoza     President and Chief Executive Officer   October 10, 2002
     --------------